EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-271850) of Excelerate Energy, Inc., and
(2)
Registration Statement (Form S-8 No. 333-264362) of Excelerate Energy, Inc. Long-Term Incentive Plan

of our report dated May 13, 2025, relating to the combined financial statements of NFE Jamaica as of and for the year ended December 31, 2024, appearing in this Current Report on Form 8-K/A of Excelerate Energy, Inc.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

July 29, 2025